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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 23, 2000

                                Net2Phone, Inc.
             (Exact name of registrant as specified in its chapter)

Delaware                           000-26763       22-3559037
(State or other jurisdiction of    (Commission     (IRS Employer
incorporation or organization)     File Number)    Identification No.)

171 Main Street
Hackensack, New Jersey                        07601
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (201) 503-4000

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Item 1.   Changes in Control of Registrant.

          N/A

Item 2.   Acquisition or Disposition of Assets.

          On July 6, 2000 Net2Phone, Inc. a Delaware corporation acquired through the acquisition of Allia B.V., a company organized under the laws of Netherlands, all of the issued and outstanding stock of Aplio S.A. Aplio S.A. a societe anonyme organized under the laws of France is a developer of software for internet telephony products based in Sarcelles, France with marketing subsidiaries in Israel and California.

          Net2Phone, as consideration for the stock payed in a combination of stock, notes and cash. The total Purchase Price is $45,000,000.00 payable through the assumption of $726,953.14 of indebtedness, issuance of 582,749 stocks valued at $36.947 per share and issuance of promissory notes of initial principal amount of $6,537,451.00. Along with the stock and the notes, cash paid at the closing was $5,848,117.00 and $4,800,000 is subject to a holdback and wasn't delivered at closing for certain net worth adjustments and security for indemnification obligations of the sellers.

          Under certain circumstances Net2Phone has the obligation to repurchase certain stock of Net2Phone Inc.'s common stock issued in the acquisition on the terms set forth in the Stock Purchase Agreement (Exhibit 7(c)(i)).

Item 3.   Bankruptcy or Receivership.

          N/A

Item 4.   Changes in Registrants' Certifying Accountant.

          N/A

Item 5.   Other Events.

          N/A

Item 6.   Resignations of Registrant's Directors.

          N/A

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Item 7.   Financial Statements and Exhibits.

          (a) Financial statements - To be filed by amendment within sixty (60) days.

          (b) Pro forma financial information - To be filed by amendment within sixty (60) days.

          (c)  Exhibits -  (i) Stock Purchase Agreement dated June 16, 2000

                           (ii) Press Release dated July 19, 2000.

Item 8.   Change in Fiscal Year.

          N/A

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS THE SECURITIES AND EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, HEREUNTO DULY AUTHORIZED.

Date July 24, 2000            By: /s/ ILAN SLASKY
                                  -----------------------------------
                                  Ilan Slasky
                                  Chief Financial Officer

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